Sun Bancorp, Inc.
       P.O. Box 849 - 226 Landis Ave. - Vineland, NJ 08360 - 856.691.7700

May 17, 2001


                     Sun Bancorp Holds Shareholders Meeting
          Announces Bank Reorganization, New Directors & Stock Dividend


         VINELAND, NJ - At the May 17 shareholders meeting of Sun Bancorp, Inc. (Nasdaq: SNBC), parent holding company for Sun National Bank and Sun National Bank, Delaware, Bernard A. Brown, Chairman of the Board, and new president Thomas A. Bracken unveiled their vision and plan for Sun's success in 2001 and beyond.

         Major announcements included a reorganization of Sun National Bank's business lines into three divisions, a restructuring into six strategic Regional Banking Groups integrating management from the three divisions, an expansion of the Board of Directors, naming two new Directors and announcement of a stock dividend. The new Directors are Mr. John D. Wallace, former Chairman and CEO of New Jersey National Bank, and Mr. Alfonse M. Mattia, founding partner in the prominent accounting firm of Amper Politziner & Mattia. Also announced was the immediate launch of the largest promotional campaign in Sun's history to reintroduce the "new" Sun to each community it serves.

         Mr. Brown announced at the meeting that he was pleased with the progress the Company has made with the informal agreements with the regulators and expressed the Company's desire to see the agreements terminated by year end, however there can be no assurances that this will occur.

         Brown introduced the Bank's expanded management team led by Thomas A. Bracken, formerly President and CEO of Core States New Jersey National Bank and past Chairman of the New Jersey Bankers Association. According to Brown, the expanded team, with its extensive experience in building major banking institutions in the tri-state area, was assembled to provide proven leadership as the $2 billion Bank continues to grow.


                                    - more -


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Sun Bancorp- Shareholder Mtg.
Page 2

         Sun is and always will be a community bank committed to meeting the needs of local communities. "It's who we are and what we stand for," Bracken commented. "Sun is mobilizing the financial resources, management expertise and Bank-wide employee commitment to build the Premier Regional Community Bank in our marketplace. We're going to meet customer needs with a laser-focused service commitment. We will compete fiercely to achieve our goals."

         Brown also announced that the Company's Board of Directors has declared a special five percent stock dividend. The dividend will be paid on June 13, 2001, to shareholders of record on May 31, 2001. The stock dividend represents the sixth consecutive year in which the Board of Directors has declared a stock dividend. As a result of today's Board action, the outstanding shares of the Company's common stock will increase by approximately 491,000 shares from 9,819,000 shares outstanding to approximately 10,310,000 shares outstanding.

         Sun Bancorp, Inc. is a multi-bank holding company located in Vineland, New Jersey. Its primary subsidiaries, Sun National Bank and Sun National Bank, Delaware, serve customers through 72 community banking centers located in Southern and Central New Jersey, in the contiguous New Castle market in Delaware, and in Philadelphia, Pennsylvania. The Company's common stock is traded in the NASDAQ National Market under the symbol, "SNBC." The deposits of the Banks are insured to the legal maximum by the Federal Deposit Insurance Corporation.

         The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of Sun. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

/CONTACT: Teddie O'Keefe or Cathleen Kiernan, both of Smith O'Keefe and Associates, 609-653- 0400, for Sun Bancorp, or Dan Chila, Exec. VP & CFO of Sun Bancorp, 856-691-7700/




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